Exhibit (c)(3)

Discussion Materials
Project Anaheim
July [ ], 2020
Confidential – For Discussion & General Information Purposes Only

Executive Summary
• At Sonoma’s request, Wells Fargo Securities (“WFS”) has reviewed the Project Anaheim Confidential Information Memorandum (“CIM”) and has performed certain analyses in order to provide perspectives around Anaheim (“the Company”)
• The Company has experienced a significant uptick in operating performance as a result of COVID-19 as more consumers are allocating spending towards at-home products
– Despite the aforementioned tailwind, the acceleration in performance has created uncertainty around future performance, as these elevated trends could potentially slow and revert to pre-COVID norms
• Due to these factors and in addition to the uncertainty of the Bloom product launch, Sonoma has informed WFS the projections contained in the CIM may be difficult to achieve
• Without performing any due diligence with Anaheim’s management, Wells Fargo has adjusted the projections to provide two illustrative financial forecasts for the Company
– Case A reflects a moderate growth case, which has been aligned to industry peers and has marginal margin expansion
– Case B applies deeper haircuts to growth with no margin expansion
– Potential bidders will likely haircut the Company’s projections when conducting their own assessments of the Company
• In addition, the Technology Licensing Agreement and Brand Licensing Agreement between Sonoma and Anaheim requires the Company to pay Sonoma 2% of net revenues and 5% on certain brand licenses
– An illustrative net present value of these royalties to Sonoma has been calculated and included herein
• WFS looks forward to discussing our perspectives and working with Sonoma to refine our analysis and assumptions
Project Anaheim Confidential 2

Key Financial Projection Assumptions

- WFS assumptions are purely illustrative and we look forward to working with Sonoma to refine the below cases

	Net Revenue Assumptions By Channel	EBITDA and Other Assumptions
Case A (Moderated Growth Relative to Seller Case)	• **AeroGarden.com, Amazon and Retail E-commerce** – Projected growth equivalent to consensus growth of DTC / E-commerce peer group • **Retail In-store** – No growth • **Bloom** – 50% haircut to Seller Case revenue in year 1 and 2; 10% YoY growth thereafter	• Annual EBITDA margin expansion of 50 bps from Seller Case FY 2021E EBITDA margin • CapEx as percentage of net revenues and net working capital ratios consistent with FY 2020A levels • D&A as percentage of net revenues consistent with Seller Case in FY 2021E – FY 2023P and remains flat from FY 2024P through FY 2026P
Case B (Heavily Discounted Growth Relative to Seller Case)	• **AeroGarden.com, Amazon and Retail E-commerce** – Projected growth equivalent to half of the growth outlined in Case A • **Retail In-store** – YoY growth rate of (10%) throughout the projection period, which is consistent with historical declines in the channel • **Bloom** – Removes Bloom from forecast; No revenue contribution	• No expansion from Seller Case FY 2021E EBITDA margin (flat margins throughout) • CapEx as percentage of net revenues and net working capital ratios consistent with FY 2020A levels • D&A as percentage of net revenues consistent with Seller Case in FY 2021E – FY 2023P and remains flat from FY 2024P onward

Source: Anaheim management, Wells Fargo, Wall Street Equity Research

Project Anaheim Confidential 3 WELLS FARGO

Key Net Revenue Projection Assumptions By Channel Seller Case Case A Case B AeroGarden.com($ in millions) Amazon
Retail E-commerce Growth Rates 29.9% 25.0% - - - 21.0% 21.2% 14.5% 17.4% 16.7% 10.5% 10.6% 7.3% 8.7% 8.4% Growth Rates 25.1% 20.1% - - - 21.0% 21.2% 14.5% 17.4% 16.7% 10.5% 10.6% 7.3% 8.7% 8.4% Growth Rates
FY2022E FY2023P FY2024P FY2025P FY2026P FY2022E FY2023P FY2024P FY2025P FY2026P FY2022E FY2023P FY2024P FY2025P FY2026P FY2022E FY2023P FY2024P FY2025P FY2026P FY2022E FY2023P FY2024P FY2025P FY2026P FY2022E FY2023P FY2024P FY2025P FY2026P Source: Anaheim management, Wells Fargo, Wall Street Equity Research | Note: Fiscal years ending March 31
7.6% 15.5% - - - 21.0% 21.2% 14.5% 17.4% 16.7% 10.5% 10.6% 7.3% 8.7% 8.4%
Bloom Growth Rates
938.0% 130.7% - - -419.1% 130.7% 10.0% 10.0% 10.0% 0.0% 0.0% 0.0% 0.0% 0.0%
Retail In-store Growth Rates
96.2% 72.5% - - - 0.0% 0.0% 0.0% 0.0% 0.0% (10.0%) (10.0%) (10.0%) (10.0%) (10.0%)
Implied Total Revenue Growth Rates 47.1% 41.6% - - - 27.6% 29.1% 13.3% 15.7% 15.3% 9.1% 9.5% 6.5% 8.0% 7.8%
Project Anaheim Confidential 4
$41 $51 $38 $46 $53 $62 $72 $35 $38 $41 $45 $48 $31 $38 $30 $37 $42 $49 $58 $28 $31 $33 $36 $39
$16 $17 $18 $21 $24 $28 $33 $16 $18 $19 $21 $22
$16 $38 $8 $19 $21 $23 $25 $0 $0 $0 $0 $0
$10 $18 $5 $5 $5 $5 $5 $5 $4 $4 $3 $3
$114 $162 $99 $128 $145 $168 $193 $83 $91 $97 $104 $113

Anaheim Financial Summary Net Revenue & Growth ($ in Millions)
6.4% 14.1% 98.1% 47.1% 41.6% - - - 6.4% 14.1% 98.1% 27.6% 29.1% 13.3% 15.7% 15.3% 6.4% 14.1% 93.9% 9.1% 9.5% 6.5% 8.0% 7.8%
Adj. EBITDA ¹ & Margin
($ in Millions)
(0.1%) 1.5% 2.7% 10.1% 13.4% 15.8% - - - (0.1%) 1.5% 2.7% 10.1% 10.6% 11.1% 11.6% 12.1% 12.6% (0.1%) 1.5% 2.7% 10.1% 10.1% 10.1% 10.1% 10.1% 10.1%
Source: Anaheim management and Wells Fargo Note: Fiscal years ending March 31
¹ Adj. EBITDA includes adjustments per the CIM, including royalty payments to Sonoma; no incremental adjustments have been made beyond what was presented in the CIM
Project Anaheim 5

Preliminary Anaheim Financial Analysis

Illustrative Per Share Valuation Outputs

	Seller Case	Case A	Case B
Preliminary Selected Companies Analysis			
CY 2021P Revenue [1]	$6.20 - $7.75	$3.75 - $5.10	$2.10 - $3.25
CY 2021P Adj. EBITDA [2 3]	$5.90 - $7.50	$3.20 - $4.35	$2.20 - $3.20
Preliminary Selected Transactions Analysis			
LTM 9/30/20 Revenue [4]	$7.30 - $8.20	$5.10 - $6.00	$3.35 - $4.20
Preliminary Discounted Cash Flow Analysis			
Perpetuity Growth Method [5]	-	$4.05 - $5.40	$2.50 - $3.15
Terminal Multiple Method [6]	-	$5.45 - $7.55	$2.85 - $3.80

Source: Anaheim management, public filings, Wells Fargo and Capital IQ
Note: Market data as of 7/28/2020; Assumes basic shares outstanding of 34.328 million and 0.011 million options with a strike price of $1.55;
Assumes net cash of $10 mm as of 5/30/2020 balance sheet
[1] Based on 1.90x - 2.40x Seller Case CY 2021P Revenue ($107 mm), 1.25x - 1.75x Case A CY 2021P Revenue ($95 mm), and 0.75x - 1.25x Case B CY 2021P Revenue ($82 mm)
[2] Adj. EBITDA includes adjustments per the CIM, including royalty payments to Sonoma; no incremental adjustments have been made beyond what was presented in the CIM
[3] Based on 14.0x - 18.0x Seller Case CY 2021P Adj. EBITDA ($14 mm), 10.0x - 14.0x Case A CY 2021P Adj. EBITDA ($10 mm), and 8.0x - 12.0x Case B CY 2021P Adj. EBITDA ($8 mm)
[4] Based on 4.00x - 4.50x Seller Case LTM 9/30/20 Revenue ($60 mm), 2.75x - 3.25x Case A LTM 9/30/20 Revenue ($60 mm), and 1.75x - 2.25x Case B LTM 9/30/20 Revenue ($60 mm)
[5] Based on 2.0% - 3.0% perpetuity growth discounted at 10.25% - 12.25% in Case A and 9.75% - 11.75% in Case B
[6] Based on 10.0x - 14.0x terminal multiple discounted at 10.25% - 12.25% in Case A and 8.0x - 12.0x terminal multiple discounted at 9.75% - 11.75% in Case B

Project Anaheim Confidential 6 WELLS FARGO

Preliminary Anaheim Intellectual Property Analysis Preliminary IP Analysis ($ in Millions) Case A Perpetuity Growth Method ¹ Technology License ² $33 - $45 Brand License ³ $19 - $26 Total IP Royalty Payment $52 - $72 Total IP Royalty Payment Per Share $1.50 - $2.10 Terminal Multiple Method 4 Technology License ² $32 - $43 Brand License ³ $18 - $25 Total IP Royalty Payment $50 - $68 Total IP Royalty Payment Per Share $1.45 - $2.00 Case B $21 - $30 $11 - $15 $32 - $45 $0.95 - $1.30 $18 - $24 $9 - $13 $27 - $37 $0.80 - $1.10 Source: Anaheim management, public filings, and Wells Fargo Note: Market data as of 7/28/2020; Assumes basic shares outstanding of 34.328 million ¹ Discounted cash flow assuming 2.00% - 3.00% perpetuity growth discounted at 10.25% - 12.25% in Case A and 2.00% - 3.00% perpetuity growth discounted at 9.75% - 11.75% in Case B ² Calculated as 2% of total net revenue ³ Calculated as 5% of Seed Pod Kits, Accessories, and Shipping & Delivery net revenues plus 2% of Bloom net revenue 4 Discounted cash flow assuming 10.0x - 14.0x terminal multiple discounted at 10.25% - 12.25% in Case A and 8.0x - 12.0x terminal multiple discounted at 9.75% - 11.75% in Case B Project Anaheim Confidential 7

Appendix

Illustrative Analysis at Various Prices Analysis at Various Prices ($ in Millions, except per share data) Current Purchase Price Per Share $3.48 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 $5.50 $6.00 Implied Purchase Price Premium: Current ($3.48) 0.0% (28.1%) (13.7%) 0.7% 15.1% 29.4% 43.8% 58.2% 72.6% 52-Week High ($3.81) (8.8%) (34.4%) (21.3%) (8.1%) 5.0% 18.1% 31.2% 44.4% 57.5% 52-Week Low ($0.61) 469.8% 309.8% 391.7% 473.7% 555.6% 637.6% 719.5% 801.5% 883.4% Equity Value $119 $86 $103 $120 $137 $155 $172 $189 $206 Plus: Net Debt (10) (10) (10) (10) (10) (10) (10) (10) (10) Total Enterprise Value $109 $76 $93 $110 $127 $144 $161 $179 $196 Revenue Multiple LTM 9/30/2020A ($60) (Seller Case) 1.81x 1.26x 1.54x 1.83x 2.11x 2.40x 2.68x 2.96x 3.25x FY 2021E ($78) (Seller Case) 1.41x 0.97x 1.19x 1.42x 1.64x 1.86x 2.08x 2.30x 2.52x FY 2022P ($114) (Seller Case) 0.96x 0.66x 0.81x 0.96x 1.11x 1.26x 1.41x 1.56x 1.71x FY 2022P ($99) (Case A) 1.10x 0.76x 0.94x 1.11x 1.28x 1.46x 1.63x 1.80x 1.98x FY 2022P ($83) (Case B) 1.32x 0.91x 1.12x 1.33x 1.53x 1.74x 1.95x 2.15x 2.36x Adj. EBITDA Multiple ¹ LTM 9/30/2020A ($4) (Seller Case) 28.4x 19.7x 24.2x 28.6x 33.1x 37.6x 42.0x 46.5x 51.0x FY 2021E ($8) (Seller Case) 13.9x 9.6x 11.8x 14.0x 16.2x 18.4x 20.6x 22.8x 25.0x FY 2022P ($15) (Seller Case) 7.1x 4.9x 6.1x 7.2x 8.3x 9.4x 10.5x 11.7x 12.8x FY 2022P ($11) (Case A) 10.4x 7.2x 8.8x 10.5x 12.1x 13.7x 15.4x 17.0x 18.6x FY 2022P ($8) (Case B) 13.0x 9.0x 11.1x 13.1x 15.2x 17.2x 19.3x 21.3x 23.4x Source: Anaheim management, public filings, Wells Fargo and CapitalIQ Note: Market data as of 7/28/2020; Fiscal years ending March 31 ¹ Adj. EBITDA includes adjustments per the CIM, including royalty payments to Sonoma; no incremental adjustments have been made beyond what was presented in the CIM Project Anaheim Confidential 9

Anaheim Situation Backdrop

Situation Overview

- On June 23, 2020, Anaheim announced FY2020 earnings, noting a significant sales surge due to increased consumer demand as a result of stay-at-home orders related to COVID-19
  - The Company noted a net revenue increase of 29% over the same period in the prior year
  - In addition, the Company noted that year-to-date results for FQ1 2021 further accelerated, with sales tracking to more than triple that of the previous year
- Concurrently with its earnings release, Anaheim announced that the Board of Directors has formed a Special Committee consisting of Independent Directors in order to conduct a broad review of strategic alternatives focused on maximizing shareholder value
  - The Company has engaged an advisor to serve as exclusive financial advisor to assist in the strategic review process
  - The Company has not set a timetable for the conclusion of the review and does not expect to comment further or update the market unless and until the Board of Directors has approved a specific transaction or otherwise deems disclosure necessary or appropriate

> “*Over the past several months the COVID-19 pandemic has had a significant and positive impact on our business that will further accelerate our sales in Q1 of FY 2021 – **with sales in the quarter tracking to more than 3X over the prior year.** Traffic on our web site and our product rankings on Amazon.com began spiking in mid-to-late March as consumers with an increased interest in at-home meal preparation began looking for access to fresh, safe food sources…**I think the overall state of the business as we begin FY 2021 is at an all-time high**.*”
>
> \- President and CEO of Anaheim (June 23, 2020)

Three-Year Stock Price Performance



Stock Price Performance
3-Yr
LTM
Since COVID [1]
Anaheim
26.4%
139.8%
122.9%
Key Statistics
Share Price (07/28/20) $3.48
Market Cap ($M) $119.3
Enterprise Value ($M) $111.2
EV / LTM Revenue 2.2x
$3.48
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20

Summary Historical Financials

($ in Millions)	Fiscal Year Ended March 31,					
	2016	2017	2018	2019	2020	LTM 6/30
Revenue	$19.6	$23.6	$32.3	$34.4	$39.2	$50.8
% Growth	*9.5%*	*20.4%*	*36.8%*	*6.4%*	*14.1%*	*44.7%*
Gross Profit	$7.0	$8.6	$10.7	$12.0	$14.0	$19.1
% Margin	*35.7%*	*36.3%*	*33.1%*	*34.8%*	*35.8%*	*37.6%*
Operating Income	($1.3)	($0.3)	($0.4)	$0.0	$0.3	NA
% Margin	*(6.6%)*	*(1.5%)*	*(1.4%)*	*0.0%*	*0.8%*	*NA*
Adj. EBITDA	$0.3	$1.4	($0.0)	$0.5	$1.1	$4.2
% Margin	*1.6%*	*6.0%*	*(0.1%)*	*1.5%*	*2.8%*	*8.3%*

[1] Reflects stock price performance since closing price as of 2/19/2020 | Source: Company filings and S&P Capital IQ as of 7/28/2020

Project Anaheim
Confidential
10
WELLS FARGO

Operational Benchmarking Analysis
CY2019A – CY2021P Revenue CAGR
70.9% 61.0% Branded Consumer Median 1.6% 59.6% DTC / E-commerce Median 29.3%
49.4% 31.2% 30.4%
8.3% 28.1% 27.1% 18.9% 5.2% 2.2% 1.0% (0.4%) (2.7%)
Anaheim Case A Case B Seller Case
CY2020E – CY2023P Revenue CAGR
Branded Consumer Median NA DTC / E-commerce Median 19.2%
41.2%
28.6% 33.3%
20.9% 19.2% 16.9% 15.9%
13.6% NA NA NA NA NA NA NA
Anaheim Case A Case B Seller Case
CY2021P EBITDA Margin
23.8% Branded Consumer Median 15.9% 24.1% DTC / E-commerce Median 5.7%
17.6% 16.8% 15.0%
12.9% 13.8%
10.5% 10.1% 8.6% 9.6%
5.7%
1.6% 1.0% NM
Anaheim Case A Case B Seller Case
CY2019A – CY2021P EBITDA Margin Expansion
Branded Consumer Median 104 bps DTC / E-commerce Median 981 bps
2,037 bps
1,313 bps
1,038 bps 799 bps 1,001 bps 961 bps
757 bps 635 bps
461 bps 263 bps 477 bps 107 bps 101 bps 70 bps 38 bps
Anaheim Case A Case B Seller Case
Source: Company-provided information, Company filings, FactSet, S&P Capital IQ as of 7/28/2020
Project Anaheim Confidential 11

Selected Companies Analysis
EV / CY2021P Revenue
Branded Consumer Median 1.9x DTC / E-commerce Median 1.9x
8.7x
5.3x
2.8x 2.8x 2.3x 2.3x
1.0x 1.2x 1.3x 1.4x 1.3x 1.5x 1.1x
0.9x 0.5x
Anaheim Case A Case B Seller Case
EV / CY2021P EBITDA
Branded Consumer Median 10.2x DTC / E-commerce Median 36.0x
94.0x
36.0x 16.4x 15.8x
11.0x 13.3x 11.3x
7.9x 10.3x 10.2x 9.9x 8.3x
NM NM NM
Anaheim Case A Case B Seller Case
CY2021P PEG
Branded Consumer Median 1.95 DTC / E-commerce Median 2.50
2.89
2.08 2.55 2.45
1.95 1.74
1.53
NA NA NA NA NA NA NA NA
Anaheim Case A Case B Seller Case
Source: Company-provided information, Company filings, FactSet, S&P Capital IQ as of 7/28/2020
Project Anaheim Confidential 12

Selected High Growth Consumer Transactions Analysis
High Growth Consumer Transactions – EV / Revenue
($ in millions)
Median 20.0x EV / Revenue 4.9x EV / EBITDA 21.0x EBITDA Margin 24.2%
10.3x
8.4x
7.1x
6.6x 6.4x 6.8x 6.6x
6.0x
5.0x 5.4x 5.0x 5.0x 5.0x
4.7x 1 4.6x
4.2x 4.3x
4.0x 4.0x 4.1x 3.7x
2.9x 3.1x 3.2x
2.5x 2.7x
2.5x
Target
Acquiror
EV $290 $286 $3,300 $12,441 $1,000 $1,200 $1,450 $1,700 $1,000 $700 $250 $2,691 $600 $500 $250 $420 $205 $200 $3,747 $ 900 $900 $1,370 $1,690 $845 $1,561 $1,507 $750 $1,1762
EV /
- 17.0x 18.0x 23.3x - - 21.0x 21.5x - - - 16.6x - - - - - - - 22.6x 18.6x - 22.2x - 15.2x - - 26.6x EBITDA
Est. $115 $100 $320 $3,995 $200 $182 $270 $425 $50 $218 $100 $379 $120 $100 $50 $89 $76 $50 $625 $141 $220 $326 $367 $125 $422 $179 $175 $177
Rev. Est.
- $17 $183 $533 - - $69 $79 - - - $162 - - - - - - - $40 $48 - $76 - $102 - - $44
EBITDA EBITDA
- 16.8% 57.2% 13.3% - - 25.6% 18.6% - - - 42.8% - - - - - - - 28.3% 22.0% - 20.7% - 24.2% - - 25.0%
Margin
Source: S&P Capital IQ, Company press releases, Wall Street Equity Research, Mergermarket, Pitchbook, news articles | 1 Transaction blocked by the FTC and cancelled | 2 Implied EV based on transaction value of $600 M for a 51% stake
Project Anaheim Confidential 13

Selected Branded Consumer Transactions Analysis
Branded Consumer Transactions – EV / Revenue
($ in millions)
Median EV / Revenue 2.7x EV / EBITDA 12.8x
5.0x
EBITDA Margin 21.1%
3.9x 3.9x 3.9x
3.2x
2.7x
2.6x 2.6x
2.4x
2.3x
1.0x
0.6x
Target
Tools Business GBL Business GAC Business Professional Hair
Acquiror
EV $210 $1,824 $741 $154 $1,950 $1,025 $2000 $1,250 $900 $750 $255 $1,250 $2,580
EV /
12.0x 14.2x 9.8x 11.7x 13.0x 12.8x 11.8x 10.7x 16.4x 15.0x 13.0x 10.9x 16.7x EBITDA
Est.
$54 $570 $741 $266 $760 $265 $866 $465 $180 $287 $65 - $1,075
Rev. Est.
$18 $128 $76 $13 $150 $80 $169 $117 $55 $50 $20 $115 $154
EBITDA EBITDA
32.4% 22.5% 10.2% 4.9% 19.7% 30.2% 19.5% 25.2% 30.6% 17.4% 30.2% - 14.4%
Margin
Source: S&P Capital IQ, Company press releases, Wall Street Equity Research, Mergermarket, Pitchbook, news articles
Project Anaheim Confidential 14

Illustrative Anaheim Discounted Cash Flow Analysis (Case A)
Discounted Cash Flow Analysis (Perpetuity Growth) – Case A
($ in Millions) 2021 Fiscal Year Ending March 31, Normalized CAGR
6 Months 2022P 2023P 2024P 2025P 2026P 2026P 2021-2026
Net Revenue $48 $99 $128 $145 $168 $193 $193 20.0%
% Growth 27.6% 29.1% 13.3% 15.7% 15.3%
Adj. EBITDA ¹ 5 11 14 17 20 24 24 25.4%
% Margin 10.1% 10.6% 11.1% 11.6% 12.1% 12.6% 12.6%
EBIT 4 9 13 16 19 23 20 Less: Cash Taxes @ 27.0% 1 3 4 4 5 6 5 Tax-adjusted EBIT $3 $7 $10 $11 $14 $17 $15 Plus: Depreciation & Amortization 1 1 1 1 1 1 4 Less: Capital Expenditures 1 2 3 3 4 4 4 Less: Change in Net Working Capital (19) 1 2 1 1 2 0 Unlevered Free Cash Flow $21 $4 $6 $8 $10 $12 $14
Discount Rate 10.25% 11.25% 12.25%
Perpetuity Growth 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0%
Normalized 2026P Free Cash Flow ² $14 $14 $14 $14 $14 $14 $14 $14 $14 Terminal Value 178 190 203 159 168 178 144 151 159 PV of Terminal Value ³ 109 117 125 93 99 105 81 85 89 PV of Free Cash Flows ³ 50 50 50 49 49 49 48 48 48 Implied Enterprise Value $160 $167 $175 $143 $148 $154 $129 $133 $138 Less: Net Debt (10) (10) (10) (10) (10) (10) (10) (10) (10) Implied Equity Value $170 $177 $185 $153 $158 $164 $139 $143 $148
Implied Share Price $4.94 $5.15 $5.39 $4.45 $4.60 $4.78 $4.05 $4.17 $4.30
Implied Metrics
Implied Terminal EBITDA Multiple 7.7x 8.2x 8.8x 6.9x 7.3x 7.7x 6.2x 6.6x 6.9x Terminal Value % of Enterprise Value 68.6% 69.9% 71.3% 65.5% 66.7% 68.0% 62.5% 63.7% 64.9%
Source: Anaheim management, public filings, Wells Fargo and CapitalIQ Note: Cash flows discounted using mid-year convention
¹ Adj. EBITDA includes adjustments per the CIM, including royalty payments to Sonoma; no incremental adjustments have been made beyond what was presented in the CIM additional one-time expenses, and additional standalone costs
² Assumes a normalized level of unlevered free cash flows in 2024, taking into account equalized depreciation and capital expenditures
³ Present value as of September 30, 2020
Project Anaheim Confidential 15

Illustrative Anaheim Discounted Cash Flow Analysis (Case A)
Discounted Cash Flow Analysis (Terminal Multiple) – Case A
($ in Millions) 2021 Fiscal Year Ending March 31, CAGR
6 Months 2022P 2023P 2024P 2025P 2026P 2021-2026
Net Revenue $48 $99 $128 $145 $168 $193 20.0%
% Growth 27.6% 29.1% 13.3% 15.7% 15.3%
Adj. EBITDA ¹ 5 11 14 17 20 24 25.4%
% Margin 10.1% 10.6% 11.1% 11.6% 12.1% 12.6%
EBIT 4 9 13 16 19 23 Less: Cash Taxes @ 27.0% 1 3 4 4 5 6 Tax-adjusted EBIT $3 $7 $10 $11 $14 $17 Plus: Depreciation & Amortization 1 1 1 1 1 1 Less: Capital Expenditures 1 2 3 3 4 4 Less: Change in Net Working Capital (19) 1 2 1 1 2 Unlevered Free Cash Flow $21 $4 $6 $8 $10 $12
Discount Rate 10.25% 11.25% 12.25%
Terminal Multiple 10.0x 12.0x 14.0x 10.0x 12.0x 14.0x 10.0x 12.0x 14.0x
2026 Adj. EBITDA ¹ $24 $24 $24 $24 $24 $24 $24 $24 $24 Terminal Value 244 292 341 244 292 341 244 292 341 PV of Terminal Value ² 142 171 199 136 163 190 129 155 181 PV of Free Cash Flows ² 50 50 50 49 49 49 48 48 48 Implied Enterprise Value $193 $221 $249 $185 $212 $239 $177 $203 $229 Less: Net Debt (10) (10) (10) (10) (10) (10) (10) (10) (10) Implied Equity Value $203 $231 $260 $195 $222 $249 $188 $213 $239
Implied Share Price $5.90 $6.73 $7.56 $5.68 $6.47 $7.26 $5.46 $6.21 $6.97
Implied Metrics
Implied Perpetuity Growth 3.8% 4.8% 5.6% 4.7% 5.8% 6.5% 5.6% 6.7% 7.5% Terminal Value % of Enterprise Value 74.0% 77.3% 79.9% 73.4% 76.8% 79.4% 72.8% 76.2% 78.9% Implied Enterprise Value / 2021E Adj. EBITDA ¹ 24.5x 28.2x 31.8x 23.5x 27.0x 30.4x 22.6x 25.9x 29.2x
Source: Anaheim management, public filings, Wells Fargo and CapitalIQ Note: Cash flows discounted using mid-year convention
¹ Adj. EBITDA includes adjustments per the CIM, including royalty payments to Sonoma; no incremental adjustments have been made beyond what was presented in the CIM additional one-time expenses, and additional standalone costs
³ Present value as of September 30, 2020
Project Anaheim Confidential 16

Illustrative Anaheim Discounted Cash Flow Analysis (Case B)

Discounted Cash Flow Analysis (Perpetuity Growth) – Case B

($ in Millions)	2021 6 Months	Fiscal Year Ending March 31, 2022P	2023P	2024P	2025P	2026P	Normalized 2026P	CAGR 2021-2026
Net Revenue	$47	$83	$91	$97	$104	$113	$113	8.2%
% Growth		*9.1%*	*9.5%*	*6.5%*	*8.0%*	*7.8%*		
Adj. EBITDA [1]	5	8	9	10	11	11	11	8.2%
% Margin	*10.1%*	*10.1%*	*10.1%*	*10.1%*	*10.1%*	*10.1%*	*10.1%*	
EBIT	4	8	8	9	10	11	9	
Less: Cash Taxes @ 27.0%	1	2	2	2	3	3	2	
Tax-adjusted EBIT	$3	$5	$6	$7	$7	$8	$6	
Plus: Depreciation & Amortization	1	1	1	1	1	1	2	
Less: Capital Expenditures	1	2	2	2	2	2	2	
Less: Change in Net Working Capital	(19)	0	1	0	1	1	0	
Unlevered Free Cash Flow	$21	$4	$4	$5	$5	$6	$6	

Discount Rate	9.75%			10.75%			11.75%		
Perpetuity Growth	2.0%	2.5%	3.0%	2.0%	2.5%	3.0%	2.0%	2.5%	3.0%
Normalized 2026P Free Cash Flow [2]	$6	$6	$6	$6	$6	$6	$6	$6	$6
Terminal Value	83	89	96	74	78	83	66	70	74
PV of Terminal Value [3]	52	56	60	44	47	50	38	40	42
PV of Free Cash Flows [3]	39	39	39	38	38	38	38	38	38
Implied Enterprise Value	$91	$95	$99	$82	$85	$88	$76	$78	$80
Less: Net Debt	(10)	(10)	(10)	(10)	(10)	(10)	(10)	(10)	(10)
Implied Equity Value	$101	$105	$109	$93	$95	$98	$86	$88	$90
Implied Share Price	$2.95	$3.05	$3.17	$2.70	$2.78	$2.86	$2.50	$2.56	$2.62
Implied Metrics									
Implied Terminal EBITDA Multiple	7.7x	8.2x	8.8x	6.8x	7.3x	7.7x	6.2x	6.5x	6.9x
Terminal Value % of Enterprise Value	57.6%	59.2%	60.9%	53.8%	55.3%	56.8%	50.3%	51.6%	53.0%

Source: Anaheim management, public filings, Wells Fargo and CapitalIQ
Note: Cash flows discounted using mid-year convention
[1] Adj. EBITDA includes adjustments per the CIM, including royalty payments to Sonoma; no incremental adjustments have been made beyond what was presented in the CIM additional one-time expenses, and additional standalone costs
[2] Assumes a normalized level of unlevered free cash flows in 2024, taking into account equalized depreciation and capital expenditures
[3] Present value as of September 30, 2020

Project Anaheim | Confidential | 17 | WELLS FARGO

Illustrative Anaheim Discounted Cash Flow Analysis (Case B)

Discounted Cash Flow Analysis (Terminal Multiple) – Case B

($ in Millions)	2021 6 Months	Fiscal Year Ending March 31, 2022P	2023P	2024P	2025P	2026P	CAGR 2021-2026
Net Revenue	$47	$83	$91	$97	$104	$113	8.2%
% Growth		*9.1%*	*9.5%*	*6.5%*	*8.0%*	*7.8%*	
Adj. EBITDA [1]	5	8	9	10	11	11	8.2%
% Margin	*10.1%*	*10.1%*	*10.1%*	*10.1%*	*10.1%*	*10.1%*	
EBIT	4	8	8	9	10	11	
Less: Cash Taxes @ 27.0%	1	2	2	2	3	3	
Tax-adjusted EBIT	$3	$5	$6	$7	$7	$8	
Plus: Depreciation & Amortization	1	1	1	1	1	1	
Less: Capital Expenditures	1	2	2	2	2	2	
Less: Change in Net Working Capital	(19)	0	1	0	1	1	
Unlevered Free Cash Flow	$21	$4	$4	$5	$5	$6	

Discount Rate	9.75%			10.75%			11.75%		
Terminal Multiple	8.0x	10.0x	12.0x	8.0x	10.0x	12.0x	8.0x	10.0x	12.0x
2026 Adj. EBITDA [1]	$11	$11	$11	$11	$11	$11	$11	$11	$11
Terminal Value	91	114	136	91	114	136	91	114	136
PV of Terminal Value [2]	55	68	82	52	65	78	49	62	74
PV of Free Cash Flows [2]	39	39	39	38	38	38	38	38	38
Implied Enterprise Value	$93	$107	$120	$90	$103	$116	$87	$99	$112
Less: Net Debt	(10)	(10)	(10)	(10)	(10)	(10)	(10)	(10)	(10)
Implied Equity Value	$103	$117	$131	$100	$113	$126	$97	$109	$122
Implied Share Price	$3.01	$3.41	$3.80	$2.92	$3.29	$3.67	$2.83	$3.19	$3.55
Implied Metrics									
Implied Perpetuity Growth	2.3%	3.7%	4.7%	3.2%	4.6%	5.6%	4.1%	5.6%	6.6%
Terminal Value % of Enterprise Value	58.6%	63.8%	67.9%	57.7%	63.0%	67.1%	56.8%	62.2%	66.3%
Implied Enterprise Value / 2021E Adj. EBITDA [1]	12.1x	13.9x	15.7x	11.7x	13.4x	15.1x	11.3x	12.9x	14.5x

Source: Anaheim management, public filings, Wells Fargo and CapitalIQ
Note: Cash flows discounted using mid-year convention
[1] Adj. EBITDA includes adjustments per the CIM, including royalty payments to Sonoma; no incremental adjustments have been made beyond what was presented in the CIM additional one-time expenses, and additional standalone costs
[2] Present value as of September 30, 2020

Project Anaheim Confidential 18 WELLS FARGO

Illustrative Anaheim Intellectual Property Discounted Cash Flow Analysis (Case A)

Discounted Cash Flow Analysis (Perpetuity Growth) – Case A

($ in Millions)	2021 6 Months	Fiscal Year Ending March 31, 2022P	2023P	2024P	2025P	2026P	CAGR 2021-2026
Net Revenue							
AeroGardens	$37	$72	$86	$98	$114	$133	
Bloom	1	8	19	21	23	26	
Seed Pod Kits	7	13	15	17	20	23	
Accessories	3	5	6	7	8	9	
Shipping & Delivery	1	1	2	2	2	2	
Total Net Revenue	$48	$99	$128	$145	$168	$193	20.0%
% Growth		*27.6%*	*29.1%*	*13.3%*	*15.7%*	*15.3%*	
Technology License [1]	$1	$2	$3	$3	$3	$4	
Brand License [2]	1	1	2	2	2	2	
Total IP Royalty Payment	**$1**	**$3**	**$4**	**$5**	**$5**	**$6**	**20.8%**
% Growth		*30.1%*	*31.7%*	*13.2%*	*15.4%*	*15.1%*	

Discount Rate	10.25%			11.25%			12.25%		
Perpetuity Growth	2.0%	2.5%	3.0%	2.0%	2.5%	3.0%	2.0%	2.5%	3.0%
2026P IP Royalty Payment	$6	$6	$6	$6	$6	$6	$6	$6	$6
Terminal Value	76	81	87	67	72	76	61	64	68
PV of Terminal Value [3]	46	50	53	40	42	45	34	36	38
PV of IP Royalty Payments [3]	18	18	18	18	18	18	17	17	17
Implied Value of IP	$65	$68	$72	$57	$60	$63	$52	$54	$56

Source: Anaheim management, public filings, Wells Fargo and CapitalIQ
Note: Cash flows discounted using mid-year convention
[1] Calculated as 2% of total net revenue
[2] Calculated as 5% of Seed Pod Kits, Accessories, and Shipping & Delivery net revenues plus 2% of Bloom net revenue
[3] Present value as of September 30, 2020

Project Anaheim Confidential 19 WELLS FARGO

Illustrative Anaheim Intellectual Property Discounted Cash Flow Analysis (Case A)

Discounted Cash Flow Analysis (Terminal Multiple) – Case A

($ in Millions)	2021 6 Months	Fiscal Year Ending March 31, 2022P	2023P	2024P	2025P	2026P	CAGR 2021-2026
Net Revenue							
AeroGardens	$37	$72	$86	$98	$114	$133	
Bloom	1	8	19	21	23	26	
Seed Pod Kits	7	13	15	17	20	23	
Accessories	3	5	6	7	8	9	
Shipping & Delivery	1	1	2	2	2	2	
Total Net Revenue	$48	$99	$128	$145	$168	$193	20.0%
% Growth		*27.6%*	*29.1%*	*13.3%*	*15.7%*	*15.3%*	
Technology License [1]	$1	$2	$3	$3	$3	$4	
Brand License [2]	1	1	2	2	2	2	
Total IP Royalty Payment	**$1**	**$3**	**$4**	**$5**	**$5**	**$6**	**20.8%**
% Growth		*30.1%*	*31.7%*	*13.2%*	*15.4%*	*15.1%*	

Discount Rate	10.25%			11.25%			12.25%		
Terminal Multiple	10.0x	12.0x	14.0x	10.0x	12.0x	14.0x	10.0x	12.0x	14.0x
2026P IP Royalty Payment	$6	$6	$6	$6	$6	$6	$6	$6	$6
Terminal Value	61	73	86	61	73	86	61	73	86
PV of Terminal Value [3]	36	43	50	34	41	48	32	39	45
PV of IP Royalty Payments [3]	18	18	18	18	18	18	17	17	17
Implied Value of IP	$54	$61	$68	$52	$59	$66	$50	$56	$63

Source: Anaheim management, public filings, Wells Fargo and CapitalIQ
Note: Cash flows discounted using mid-year convention
[1] Calculated as 2% of total net revenue
[2] Calculated as 5% of Seed Pod Kits, Accessories, and Shipping & Delivery net revenues plus 2% of Bloom net revenue
[3] Present value as of September 30, 2020

Project Anaheim | Confidential | 20 | WELLS FARGO

Illustrative Anaheim Intellectual Property Discounted Cash Flow Analysis (Case B)

Discounted Cash Flow Analysis (Perpetuity Growth) – Case B

($ in Millions)	2021 6 Months	2022P	2023P	2024P	2025P	2026P	CAGR 2021-2026
		Fiscal Year Ending March 31,					
Net Revenue							
AeroGardens	$37	$66	$72	$77	$83	$89	
Bloom	0	0	0	0	0	0	
Seed Pod Kits	7	12	13	13	15	16	
Accessories	3	4	5	5	6	6	
Shipping & Delivery	1	1	1	1	1	2	
Total Net Revenue	$47	$83	$91	$97	$104	$113	8.2%
% Growth		*9.1%*	*9.5%*	*6.5%*	*8.0%*	*7.8%*	
Technology License [1]	$1	$2	$2	$2	$2	$2	
Brand License [2]	0	1	1	1	1	1	
Total IP Royalty Payment	**$1**	**$3**	**$3**	**$3**	**$3**	**$3**	**8.2%**
% Growth		*9.1%*	*9.5%*	*6.5%*	*8.0%*	*7.8%*	

Discount Rate	9.75%			10.75%			11.75%		
Perpetuity Growth	2.0%	2.5%	3.0%	2.0%	2.5%	3.0%	2.0%	2.5%	3.0%
2026P IP Royalty Payment	$3	$3	$3	$3	$3	$3	$3	$3	$3
Terminal Value	45	48	52	40	42	45	36	38	40
PV of Terminal Value [3]	28	30	33	24	25	27	21	22	23
PV of IP Royalty Payments [3]	13	13	13	12	12	12	12	12	12
Implied Value of IP	$41	$43	$45	$36	$38	$39	$32	$34	$35

Source: Anaheim management, public filings, Wells Fargo and CapitalIQ
Note: Cash flows discounted using mid-year convention
[1] Calculated as 2% of total net revenue
[2] Calculated as 5% of Seed Pod Kits, Accessories, and Shipping & Delivery net revenues plus 2% of Bloom net revenue
[3] Present value as of September 30, 2020

Project Anaheim Confidential 21 WELLS FARGO

Illustrative Anaheim Intellectual Property Discounted Cash Flow Analysis (Case B)

Discounted Cash Flow Analysis (Terminal Multiple) – Case B

($ in Millions)	2021 6 Months	Fiscal Year Ending March 31, 2022P	2023P	2024P	2025P	2026P	CAGR 2021-2026
Net Revenue							
AeroGardens	$37	$66	$72	$77	$83	$89	
Bloom	0	0	0	0	0	0	
Seed Pod Kits	7	12	13	13	15	16	
Accessories	3	4	5	5	6	6	
Shipping & Delivery	1	1	1	1	1	2	
Total Net Revenue	$47	$83	$91	$97	$104	$113	8.2%
% Growth		*9.1%*	*9.5%*	*6.5%*	*8.0%*	*7.8%*	
Technology License [1]	$1	$2	$2	$2	$2	$2	
Brand License [2]	0	1	1	1	1	1	
Total IP Royalty Payment	**$1**	**$3**	**$3**	**$3**	**$3**	**$3**	**8.2%**
% Growth		*9.1%*	*9.5%*	*6.5%*	*8.0%*	*7.8%*	

Discount Rate	9.75%			10.75%			11.75%		
Terminal Multiple	8.0x	10.0x	12.0x	8.0x	10.0x	12.0x	8.0x	10.0x	12.0x
2026P IP Royalty Payment	$3	$3	$3	$3	$3	$3	$3	$3	$3
Terminal Value	27	34	41	27	34	41	27	34	41
PV of Terminal Value [3]	16	20	25	16	19	23	15	19	22
PV of IP Royalty Payments [3]	13	13	13	12	12	12	12	12	12
Implied Value of IP	$29	$33	$37	$28	$32	$36	$27	$30	$34

Source: Anaheim management, public filings, Wells Fargo and CapitalIQ
Note: Cash flows discounted using mid-year convention
[1] Calculated as 2% of total net revenue
[2] Calculated as 5% of Seed Pod Kits, Accessories, and Shipping & Delivery net revenues plus 2% of Bloom net revenue
[3] Present value as of September 30, 2020

Project Anaheim | Confidential | 22 | WELLS FARGO

Selected Companies Analysis

($ in millions, except per share data)	Market Data					Financial Data				Valuation Data							
	7/28/2020 Share Price	% of 52 Week High	Share Price Δ LTM	Equity Value	Enterprise Value [1]	'19 - 21P Revenue Growth	'19 - 21P EBITDA Growth	EBITDA Margin CY2021P	Proj 5-Yr EPS Growth	EV [1] / EBITDA		EV [1] / Revenue		P / E		PEG	
Company Name										NTM	CY2021P	NTM	CY2021P	NTM	CY2021P	NTM	CY2021P
Branded Consumer Peers																	
Newell Brands Inc.	$17.26	82.2%	21.5%	$7,320	$12,883	(2.7%)	(0.2%)	13.8%	(0.1%)	10.7x	10.2x	1.4x	1.4x	14.1x	13.1x	--	--
The Scotts Miracle-Gro Company	145.43	96.3%	40.5%	8,072	10,524	8.3%	11.6%	17.6%	11.0%	16.0x	15.8x	2.8x	2.8x	23.6x	22.9x	2.15	2.08
Energizer Holdings, Inc.	49.14	91.3%	21.5%	3,364	6,374	1.0%	12.5%	23.8%	8.2%	10.1x	9.9x	2.4x	2.3x	15.3x	14.2x	1.86	1.74
Helen of Troy Limited	189.35	90.2%	24.6%	4,795	5,046	5.2%	8.7%	16.8%	9.3%	16.9x	16.4x	2.8x	2.8x	21.6x	18.3x	2.31	1.95
Spectrum Brands Holdings, Inc.	49.80	76.9%	(4.7%)	2,144	4,707	(0.4%)	9.6%	15.0%	9.8%	8.6x	8.3x	1.3x	1.3x	17.4x	15.0x	1.78	1.53
Central Garden & Pet Company	36.56	96.0%	22.3%	1,868	2,231	2.2%	4.5%	8.6%	7.0%	10.5x	10.3x	0.9x	0.9x	21.1x	20.2x	3.01	2.89
Branded Consumer Median				**$4,079**	**$5,710**	**1.6%**	**9.2%**	**15.9%**	**8.8%**	**10.6x**	**10.2x**	**1.9x**	**1.9x**	**19.3x**	**16.6x**	**2.15**	**1.95**
DTC / E-commerce Peers																	
Wayfair Inc.	$227.00	96.9%	64.4%	$21,482	$22,168	27.1%	--	1.0%	NA	--	--	1.6x	1.5x	--	--	--	--
Chewy, Inc.	46.32	87.8%	42.7%	18,600	18,408	28.1%	--	1.6%	NA	--	--	2.5x	2.3x	--	--	--	--
Peloton Interactive, Inc.	64.11	91.9%	NA	18,158	16,725	59.6%	--	5.7%	NA	--	94.0x	6.2x	5.3x	--	--	--	--
Etsy, Inc.	102.45	88.7%	44.6%	12,159	12,208	31.2%	69.3%	24.1%	28.8%	39.0x	36.0x	9.3x	8.7x	66.0x	70.8x	2.29	2.45
Purple Innovation, Inc.	21.06	98.9%	225.5%	768	788	30.4%	84.3%	9.6%	15.0%	12.6x	11.3x	1.2x	1.1x	31.6x	38.3x	2.11	2.55
Casper Sleep Inc.	8.63	54.4%	NA	342	292	18.9%	(36.2%)	--	NA	--	--	0.5x	0.5x	--	--	--	--
DTC / E-commerce Median				**$15,158**	**$14,467**	**29.3%**	**69.3%**	**5.7%**	**21.9%**	**25.8x**	**36.0x**	**2.1x**	**1.9x**	**48.8x**	**54.5x**	**2.20**	**2.50**
Anaheim Seller Case	**$3.48**	**91.2%**	**139.8%**	**$119**	**$109**	**70.9%**	**286.3%**	**12.9%**	**NA**	**--**	**7.9x**	**--**	**1.0x**	**--**	**--**	**--**	**--**
Case A	**$3.48**	**91.2%**	**139.8%**	**$119**	**$109**	**61.0%**	**228.5%**	**10.5%**	**NA**	**--**	**11.0x**	**--**	**1.2x**	**--**	**--**	**--**	**--**
Case B	**$3.48**	**91.2%**	**139.8%**	**$119**	**$109**	**49.4%**	**198.7%**	**10.1%**	**NA**	**--**	**13.3x**	**--**	**1.3x**	**--**	**--**	**--**	**--**
Total Median				**$6,057**	**$8,449**	**13.6%**	**9.6%**	**13.8%**	**9.6%**	**11.6x**	**11.3x**	**2.0x**	**1.9x**	**21.3x**	**19.2x**	**2.15**	**2.08**

Source: Company filings, S&P Capital IQ, FactSet as of 7/28/2020
Note: Financials and estimates are adjusted for one-time items and are pro forma for announced and closed transactions for which applicable financial data is publicly available
[1] Enterprise value equals market value of equity plus net debt

Project Anaheim Confidential 23 WELLS FARGO

Microcap Public Company Selection Criteria

Microcap OTC Companies

- Started with the universe of public companies as of July 28, 2020
- Based on the company's primary listing, list was filtered to only include equities with a listing on the OTC Bulletin Board (OTCBB), Pink Sheets (OTCPK) or Other "Gray Market" OTC (OTCUS)
- Resulting list was then filtered to include only companies with an enterprise value between $100M - $150M
- Calculated Enterprise Value / LTM Sales and looked at companies with a multiple between 0.0x – 50.0x
  - Final list included 19 companies from various industries

Company Name	Ticker	Market Cap	TEV	TEV / LTM Sales
Alaska Power & Telephone Company	OTCPK:APTL	65	111	2.0x
AMMO, Inc.	OTCPK:POWW	127	139	12.7x
Corning Natural Gas Holding Corporation	OTCPK:CNIG	53	112	3.5x
Crimson Wine Group, Ltd.	OTCPK:CWGL	123	120	1.8x
FingerMotion, Inc.	OTCPK:FNGR	119	120	10.9x
Forbes Energy Services Ltd.	OTCPK:FLSS	1	136	0.8x
Granite City Food & Brewery, Ltd.	OTCPK:GCFB	1	137	1.0x
Horizon Group Properties, Inc.	OTCPK:HGPI	10	112	6.8x
Internet Gold - Golden Lines Ltd.	OTCPK:IGLD.F	2	127	0.0x
Intrusion Inc.	OTCPK:INTZ	138	138	11.3x
Investview, Inc.	OTCPK:INVU	89	106	4.4x
KushCo Holdings, Inc.	OTCPK:KSHB	86	105	0.8x
MariMed Inc.	OTCPK:MRMD	42	101	2.0x
MobileSmith, Inc.	OTCPK:MOST	78	129	47.9x
Nuvera Communications, Inc.	OTCPK:NUVR	88	142	2.2x
PURE Bioscience, Inc.	OTCPK:PURE	121	119	33.2x
SAExploration Holdings, Inc.	OTCPK:SAEX	4	111	0.4x
Sanara MedTech Inc.	OTCPK:SMTI	143	140	10.9x
Sino Agro Food, Inc.	OTCPK:SIAF	10	138	1.0x
		Median		**2.2x**

Microcap Major Exchange-Listed Companies

- Started with the universe of public companies as of July 28, 2020
- Based on the company's primary listing, list was filtered to only include equities listed on major U.S. exchanges
- Resulting list was then filtered to include only companies with an enterprise value between $100M - $150M
- Filtered for companies in the Consumer Staples or Consumer Discretionary industries
- Calculated Enterprise Value / LTM Sales and looked at companies with a multiple between 0.0x – 50.0x
  - Final list included 34 companies

Company Name	Ticker	Market Cap	TEV	TEV / LTM Sales
500.com Limited	NYSE:WBAI	$157	$112	3.6x
Acme United Corporation	AMEX:ACU	77	117	0.8x
ALJ Regional Holdings, Inc.	NasdaqGM:ALJJ	27	129	0.4x
AMCON Distributing Company	AMEX:DIT	37	116	0.1x
Ark Restaurants Corp.	NasdaqGM:ARKR	36	117	0.7x
BBQ Holdings, Inc.	NasdaqGS:BBQ	30	112	1.2x
Birks Group Inc.	AMEX:BGI	17	125	0.7x
Educational Development Corporation	NasdaqGM:EDUC	117	121	1.0x
Envela Corporation	AMEX:ELA	113	122	1.3x
Full House Resorts, Inc.	NasdaqCM:FLL	35	139	0.9x
iFresh Inc.	NasdaqCM:IFMK	19	105	1.1x
J. Alexander's Holdings, Inc.	NYSE:JAX	62	149	0.6x
Kopin Corporation	NasdaqCM:KOPN	147	132	4.1x
Kura Sushi USA, Inc.	NasdaqGM:KRUS	84	124	2.1x
KVH Industries, Inc.	NasdaqGS:KVHI	141	106	0.7x
Leaf Group Ltd.	NYSE:LEAF	101	107	0.7x
LightInTheBox Holding Co., Ltd.	NYSE:LITB	151	132	0.5x
Liquidity Services, Inc.	NasdaqGS:LQDT	172	132	0.6x
Live Ventures Incorporated	NasdaqCM:LIVE	15	104	0.6x
Luby's, Inc.	NYSE:LUB	35	111	0.4x
Mohawk Group Holdings, Inc.	NasdaqCM:MWK	121	145	1.2x
Nature's Sunshine Products, Inc.	NasdaqCM:NATR	188	149	0.4x
Ocean Bio-Chem, Inc.	NasdaqCM:OBCI	141	139	3.4x
Renren Inc.	NYSE:RENN	67	118	0.3x
Rocky Brands, Inc.	NasdaqGS:RCKY	140	117	0.5x
RumbleON, Inc.	NasdaqCM:RMBL	46	139	0.2x
RYB Education, Inc.	NYSE:RYB	79	130	0.8x
S&W Seed Company	NasdaqCM:SANW	80	120	1.2x
Sharps Compliance Corp.	NasdaqCM:SMED	117	123	2.4x
Strattec Security Corporation	NasdaqGM:STRT	82	128	0.3x
Tarena International, Inc.	NasdaqGS:TEDU	85	116	0.1x
The Alkaline Water Company Inc.	NasdaqCM:WTER	138	137	3.3x
The Dixie Group, Inc.	NasdaqGM:DXYN	14	132	0.4x
Vuzix Corporation	NasdaqCM:VUZI	152	148	21.7x
		Median		**0.7x**

Source: S&P Capital IQ as of 7/28/2020 | Note: $ in millions

Project Anaheim | Confidential | 24 | WELLS FARGO

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Project Anaheim Confidential 25